                                                                   EXHIBIT 99.1

                   MAJOR REALTY CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    September 30, 1995 and December 31, 1994

                                 (in thousands)

                                                                               September 30,           December 31,
                                                                                   1995                    1994
                                                                               ------------            ------------
                         ASSETS                                                (unaudited)              (audited)
Cash and cash equivalents                                                        $     765              $     244
Restricted cash                                                                        252                     36
Mortgage note receivable                                                             4,060                  2,750
Land held for sale or development                                                    5,017                  7,038
Land under lease                                                                       171                    171
Other assets                                                                           646                    513
                                                                                 ---------              ---------
                                                                                 $  10,911              $  10,752
                                                                                 =========              =========


                        LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable - trade                                                         $      84              $     101
Accrued expenses                                                                     1,060                  1,311
Deferred income                                                                          -                     50
Mortgage notes payable                                                               5,463                  8,038
Deferred income taxes                                                                  104                    149
                                                                                 ---------              ---------
                                                                                     6,711                  9,649
                                                                                 ---------              ---------


Stockholders' equity:
  Series A Junior participating preferred stock -
    $1.00 par value; authorized, 80,000 shares,
    none outstanding                                                                     -                      -
  Common stock - $.01 par value; authorized,
    12,000,000 shares; issued and outstanding,
      6,893,378 shares                                                                  69                     69
Capital in excess of par value                                                       7,821                  7,822
Accumulated deficit                                                                 (3,690)                (6,788)
                                                                                 ---------              ---------

    Total stockholders' equity                                                       4,200                  1,103
                                                                                 ---------              ---------

                  TOTAL                                                          $  10,911              $  10,752
                                                                                 =========              =========



See Notes to Consolidated Financial Statements.

                   MAJOR REALTY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)

                     (in thousands; except per share data)



                                                           FOR THE THREE                     FOR THE NINE
                                                           -------------                     ------------
                                                           MONTHS ENDED:                     MONTHS ENDED:
                                                           ------------                      ------------
                                                   Sept. 30,        Sept. 30,        Sept. 30,       Sept. 30,
                                                     1995             1994             1995             1994
                                                  ----------       ---------         ---------       ---------
REVENUES:
   Sales of real estate                            $  4,800        $       -         $  6,810         $  3,618
   Lease income                                          38               40              115              135
   Interest income                                      100               68              235              201
   Other income                                           3               11               11               20
                                                   --------        ---------         --------         --------
        Total revenues                                4,941              119            7,171            3,974
                                                   --------        ---------         --------         --------

COSTS AND EXPENSES:
   Cost of real estate sold:
     Improved and unimproved land                     1,552               11            2,113              771
     Commissions & other expenses                       357                -              437              266
   Selling, general and administrative                  245              197              721              664
   Interest cost                                        200              218              802              631
                                                   --------        ---------         --------         --------
     Total costs and expenses                         2,354              426            4,073            2,332
                                                   --------        ---------         --------         --------


INCOME (LOSS) BEFORE PROVISION FOR
   INCOME TAXES                                       2,587             (307)           3,098            1,642
PROVISION FOR INCOME TAXES                                -                -                -                -
                                                   --------        ---------         --------         --------
   NET INCOME (LOSS)                               $  2,587        $    (307)        $  3,098         $  1,642
                                                   ========        =========         ========         ========

NET INCOME (LOSS) PER COMMON SHARE                 $    .38        $    (.04)        $    .45         $    .24
                                                   ========        =========         ========         ========

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                                  6,893            6,893            6,893            6,893
                                                   ========        =========         ========         ========



See Notes to Consolidated Financial Statements

                   MAJOR REALTY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the nine months ended September 30, 1995 and 1994
                                  (unaudited)

                                 (in thousands)

                                                                                    1995                   1994
                                                                                 ----------             ----------
Cash flows from operating activities:
Net income                                                                        $  3,098               $  1,642
                                                                                  --------               --------
   Adjustments to reconcile net income (loss) to net
      cash used for operating activities:
      Depreciation and amortization                                                    118                     71
      Net gain on sales of real estate                                              (4,579)                (2,592)
      Increase in other assets and other receivables                                  (254)                  (247)
      (Decrease) increase in accounts payable
          and accrued liabilities                                                     (316)                   214
      Change in deferred income taxes                                                  (45)                  (305)
                                                                                  --------               --------
          Total adjustments                                                         (5,076)                (2,859)
                                                                                  --------               --------
          Net cash used for operating activities                                    (1,978)                (1,217)
                                                                                  --------               --------

Cash flows from investing activities:
   Additions to land held for sale or development                                      (92)                  (255)
   Proceeds from the sale of real estate, net                                        5,383                  3,238
                                                                                  --------               --------

          Net cash provided by
          investing activities                                                       5,291                  2,983
                                                                                  --------               --------

Cash flows from financing activities:
   Proceeds from mortgage notes payable                                              1,707                      -
   Principal payments of mortgage
      notes payable                                                                 (4,283)                (1,399)
   Decrease in land sales deposits                                                       -                   (100)
   Increase in restricted cash                                                        (216)                  (251)
                                                                                  --------               --------
      Net cash used for
           financing activities                                                     (2,792)                (1,750)
                                                                                  --------               --------

Net (decrease) increase in cash and cash equivalents                                   521                     16
Cash and cash equivalents at beginning
   of period                                                                           244                    297
                                                                                  --------               --------
Cash and cash equivalents at end of period                                        $    765               $    313
                                                                                  ========               ========


See Note 4 for non-cash activities.
See Notes to Consolidated Financial Statements

                   MAJOR REALTY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (unaudited)


Note 1 - Consolidated Financial Statements

The interim consolidated financial statements for Major Realty Corporation and its subsidiaries (the "Company") are unaudited and should be read in conjunction with the financial statements and notes thereto contained in the Company's Form 10-KSB Annual Report for the year ended December 31, 1994.

In the opinion of management, all adjustments (which include only normal recurring adjustments except as otherwise disclosed) necessary to present fairly the financial position, results of operations and cash flows for the interim periods reported herein have been made. Interim financial statements are not necessarily indicative of the results which may be reported for the year ended December 31, 1995.


Note 2 - Per Share Data

        Per share data is computed by dividing net income (loss) by the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Common stock equivalents include shares issuable on the exercise of stock options net of shares assumed to have been purchased from the proceeds. For the nine months ended September 30, 1995 and 1994, common stock equivalents have been excluded from the computation since their effect would be antidilutive.


Note 3 - Land Held for Sale or Development

        During February, 1994 the Company sold 4.84 acres of commercial land located at the intersection of Kirkman Road and Vineland Road near the entrance to Universal Studios Florida to Bara Investments for $3,618,000. The sales transaction consisted of $2,125,000 cash plus a 30-day $1,493,000 mortgage which was paid in full during March, 1994. The net proceeds from the sale were used for company operations and for the payment of company debt.

        During October, 1994, the Company signed a $240,000 contract for the sale of 30,000 square feet of vacant land near the corner of Conroy Road and Vineland Road in Orlando, Florida. The contract was canceled in September 1995. The Buyer was unable to obtain financing.

                                  (Continued)

                   MAJOR REALTY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (unaudited)


Note 3 - Land Held for Sale or Development (continued)

        During November, 1994, the Company signed a $2,100,000 contract for the sale of approximately five acres of vacant land at the northwest intersection of Major Boulevard and Vineland Road in Orlando, Florida. The Buyer made a $50,000 deposit which became non-refundable during December, 1994, and the transaction closed on May 5, 1995. Additional cash in the amount of $650,000 was received at closing and was used to retire company debt and for operations. The balance of the purchase price, $1,310,000, was represented by a promissory note originally due in May, 1996. The note was satisfied at a discount on October 18, 1995 for $1,234,000.

        During November, 1994, the Company signed a $925,000 contract for the sale of 2.26 acres of commercial land located at the northwest corner of the intersection of Conroy Road and Vineland Road in Orlando. The contract subsequently was modified to provide for the sale of 1.38 acres of land for a purchase price of $750,000. The sale closed on September 8, 1995. The sales price was paid in cash at closing. Proceeds from the sale were used to retire company debt and for company operations.

        During December, 1994, the Company signed a contract for $2,040,000, subsequently adjusted to $1,800,000, for approximately 55 acres gross (17 acres net) of multi-family land located on Vineland Road at the Florida Turnpike in
Orlando.   The contract was cancelled in April, 1995 when the Buyer informed the Company that it was unable to satisfy the conventional financing contingency.

        During January, 1995, the Company signed a $6,280,000 contract for sale of 10.36 acres of commercial land located at the northeast intersection of Interstate 4 and Kirkman Road in Orlando. The Buyer made an additional escrow deposit on April 30, 1995 and the six months "free look" period expired on July 31, 1995. The Company received $3,640,000 cash at closing on September 1, 1995, plus a $3,580,000 non-recourse mortgage note (the "Mortgage Note"). Approximately $2,000,000 of the net proceeds was used to repay company debt and the remainder has been and will be used for company operations.


                                  (Continued)

                   MAJOR REALTY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (unaudited)


Note 3 - Land Held for Sale or Development (continued)

        The Mortgage Note provided for two equal payments, without interest, one in April 1996 and the other in April 1997. On March 27, 1996, the obligor under the Mortgage Note formally notified the Company of its intent to default on the April 1996 payment and reconvey the property securing the Mortgage Note to the Company. Consequently, the Company recorded the sale of only 4.0 acres of land for $2,700,000 in the third quarter of 1995 and included the cost of the remaining 6.36 acres of land subject to the sale as "Land held for sale or development" at September 30, 1995.

        During April, 1995, the Company signed a $1,000,000 contract for sale of 12.95 acres of multi-family land located at the northeast corner of Cason Cove Road and Mission Road in Orlando. The transaction was closed on August 18, 1995, and the sales price was paid in cash at closing. Proceeds from the sale were used to retire company debt and for company operations.

        During June, 1995, the Company executed an agreement for the purchase of 1.06 acres located at the southeast corner of Vineland Road and Major Boulevard in Orlando for $350,000. The transaction closed on September 25, 1995, and the sales price was paid in cash at closing.

Note 4 - Related Party Transactions

        On March 25, 1992, the Company entered into a loan agreement (the "Loan Agreement") with Valassis Enterprises, L.P. ("Enterprises"), a Delaware limited partnership controlled by George F. Valassis, a 9.7% shareholder, pursuant to which Enterprises made a loan in the amount of $3 million, a substantial portion of which was used by the Company to pay 1991 real estate taxes due on March 31, 1992. During 1994, the Company made payments on this obligation aggregating $665,000 including accrued interest of $63,000. Charlotte Drake Apartments, Inc. ("Apartments"), a Maryland corporation and affiliate of Allied Domecq Pension Funds, a 6.46% shareholder of the Company, participated in Enterprises' loan to the Company pursuant to arrangements between it and Enterprises. There was no contractual relationship between the Company and Apartments.

                                  (Continued)

                   MAJOR REALTY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (unaudited)


Note 4 - Related Party Transactions continued:

        On September 1, 1990, the Company entered into a Management and Advisory Agreement (the "Agreement") with The Major Group, Inc. ("Major Group") at that time a 51% owned subsidiary of Acceptance Insurance Companies Inc. ("Acceptance"), f/k/a Stoneridge Resources, Inc., the Company's principal shareholder, pursuant to which Major Group provided real estate advisory services, as well as day-to-day managerial and administrative services and personnel, to the Company.

        The Company entered into an agreement for settlement and termination of the Agreement with Major Group in March, 1992 pursuant to which Major Group accepted two promissory notes from the Company in the aggregate amount of $1,515,000 ("Notes"). Interest costs on the Notes were $17,000 for 1994. During 1994, the Company made payments aggregating $335,000 on the Notes including accrued interest of $25,000. On September 25, 1992, Major Group assigned the Notes to Acceptance in connection with the settlement of certain mortgage notes payable to Acceptance by Major Group and the merger of Major Group and a wholly-owned subsidiary of Acceptance.

        The Company's obligations to Enterprises and Acceptance, as assignee of Major Group, were collateralized by a second mortgage on the Core Area Commercial property, the International/Republic Drive Area property, and the Cypress Creek and Lakes Residential Area property, located in Orlando, Florida (collectively the "Property"). Acceptance also held a third mortgage on the Property.

        During February, 1995, the Company entered into a loan arrangement with Acceptance whereby Acceptance acquired the Company's promissory note and mortgage to Enterprises of $282,000, including accrued interest, and provided additional funds which were used to repay two promissory notes in the aggregate amount of $103,000, including accrued interest, held by Acceptance, fund the $770,000 interest reserve required by PNC Bank, Kentucky Inc. ("PNC"), the Company's primary lender, pay real estate taxes in the amount of $327,000, pay loan closing and extension costs of $75,000 and provide working capital of approximately $43,000. The aggregate indebtedness to Acceptance in connection with these transactions was $1,600,000, represented by a single promissory note due in January, 1996, which provided for interest, at the rate of twelve percent (12%) per annum, to accrue monthly and be paid at maturity. Subject to the Company's right to repay the note, the outstanding principal amount of the note (or any portion thereof), plus accrued but unpaid interest, was convertible into the Company's common stock at the option of Acceptance at

                                  (Continued)

                   MAJOR REALTY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (unaudited)


Note 4 - Related Party Transactions continued:

any time upon 20 days prior notice, based upon a price per share equal to the average closing price of the common stock during the 30-day period immediately preceding the date of Acceptance's notice of its election to convert. The note to Acceptance was collateralized by a second mortgage on substantially all of the Company's property.

        During October, 1995, Acceptance acquired from PNC a note made by the Company with an outstanding balance of approximately $4,316,831, the first mortgage securing the note and other associated loan documents. The indebtedness to PNC was due on January 31, 1996. On October 18, 1995, the Company entered into a debt restructuring agreement with Acceptance, for the Company's $5,064,144 debt to Acceptance ($747,313 due from the February 1995 loan plus the PNC Note).

        The interest rate on the restructured loan is prime plus 1.5%, and interest is payable quarterly in arrears. The maturity of the loan, which prior to the restructuring was January 31, 1996, was extended to May 1, 1998, unless there is a change in control prior to such time, in which event the maturity of the loan will be accelerated. The Company's indebtedness to Acceptance is secured by a first mortgage on substantially all of the Company's property, including certain notes and mortgages payable to the Company from third parties. The restructured loan extended the maturity and improved the Company's cash flow through the elimination of the PNC interest reserve.

        On March 26, 1992, the Board of Directors elected David L. Treadwell to the Board of Directors and appointed him as Chairman of the Board and Chief Executive Officer of the Company. The Company entered into an agreement (the "Employee Lease Agreement") with Heritage Network, Incorporated ("Heritage"), Mr. Treadwell's primary employer, pursuant to which the Company agreed to pay Heritage $100,000 per year for Mr. Treadwell's services as Chief Executive Officer ("the Annual Fee"). The Employee Lease Agreement was subsequently amended to defer 75% of the Annual Fee incurred from April 1, 1994 through March 31, 1995, and Heritage has agreed informally to continue the deferral until December, 1995. Interest accrues on the deferred amount at 12% per annum, beginning December 31, 1994. At September 30, 1995, the Company owed Heritage $120,400 under the Employee Lease Agreement, including $7,900 in interest. In addition, the Company reimburses Mr. Treadwell for all reasonable travel expenses including transportation to and from his home city of Southgate, Michigan. The Company has also granted Mr. Treadwell options to purchase 200,000 shares of common stock.

                                  (Continued)

                   MAJOR REALTY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (unaudited)


Note 5 - Other

        During October, 1995, the Company settled litigation relating to a condominium project in Orlando, Florida, The Townes of Southgate, developed by Major Development Company ("MDC"), a wholly-owned, now dissolved, subsidiary of the Company.

        The condominium association sought damages in excess of $1.5 million relating to defects in the construction of the project, together with interest, costs and attorneys fees, against the Company, MDC, and the individual members of MDC's last board of directors. Under the terms of the settlement agreement approved by the Circuit Court for Orange County, Florida, the Company agreed, without acknowledging any liability, to make installment payments totalling $596,000 to the plaintiff. The Company previously had accrued reserves for a substantial portion of the settlement amount, and the net financial impact on the Company is expected to be less than $100,000.